Exhibit 99.1

Media contact:
Gina Penzig, director, corporate communications
Phone: 785.575.8089 gina.penzig@WestarEnergy.com
Investor contact:
Bruce Burns, director, investor relations
Phone: 785.575.8227 bruce.burns@WestarEnergy.com

WESTAR ENERGY ANNOUNCES THIRD QUARTER RESULTS

TOPEKA, Kan., Nov. 3, 2011 — Westar Energy, Inc. (NYSE:WR) today announced earnings of $135 million, or $1.15 per share, for the third quarter 2011 compared with earnings of $115 million, or $1.02 per share, for the third quarter 2010. Earnings for the nine months ended Sep. 30, 2011 were $210 million, or $1.82 per share, compared with $198 million, or $1.77 per share, for the same period in 2010. Earnings for 2011 include the benefits of reversing previously recorded accruals as a result of legal settlements and a gain on the sale of a non-utility investment.

Following is a reconciliation of GAAP to ongoing (non-GAAP) earnings per share:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	Change	2011	2010	Change
Basic earnings per share	$1.15	$1.02	$0.13	$1.82	$1.77	$0.05
Less adjustments for:
Reversal of accruals related to legal settlements (a)	0.11	—	0.11	0.08	—	0.08
Gain on sale of non-utility investment	0.06	—	0.06	0.06	—	0.06

Ongoing (non-GAAP) earnings per share	$0.98	$1.02	$(0.04)	$1.68	$1.77	$(0.09)

(a)	Per share amounts adjusted for income tax and legal expenses related to legal settlements

Per share results for both periods in 2011 reflect additional shares outstanding as a result of the company having issued shares to fund capital investments.

The primary drivers for increased net income for the third quarter and nine months ended Sept. 30, 2011 were the benefits of reversing previously recorded accruals and the gain on the

Westar Energy announces third quarter 2011 results	Page 2 of 4

sale of a non-utility investment. Ongoing earnings, which exclude the one-time benefits previously mentioned, for third quarter 2011 were essentially unchanged from third quarter 2010. An increase in revenues for the quarter, due primarily to higher prices, was offset by increases in operating expenses and losses on investments in a trust to fund retirement benefits. Ongoing earnings for the nine months ended Sept. 30, 2011 decreased by $4 million compared with the same period in 2010. The decrease reflects various increases in operating expenses that more than offset higher retail revenues due primarily to higher prices. The increase in operating expenses include higher transmission network costs, higher expenses for regulatory compliance at the Wolf Creek generating station, increased maintenance for tree trimming on the electrical distribution system and increased depreciation expense.

Reconciliation of GAAP to ongoing (non-GAAP) net income:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	Change	2011	2010	Change
	(Dollars in Millions)			(Dollars in Millions)
Net Income attributable to common stock	$134.7	$114.5	$20.2	$209.9	$198.0	$11.9
Less adjustments for:
Reversal of accruals related to legal settlements (a)	13.3	—	13.3	8.9	—	8.9
Gain on sale of non-utility investment	7.2	—	7.2	7.2	—	7.2

Ongoing (non-GAAP) net income	$114.2	$114.5	$(0.3)	$193.8	$198.0	$(4.2)

(a)	Adjusted for income taxes and legal expenses related to legal settlement

Earnings Guidance

The company affirmed ongoing earnings guidance for 2011 of $1.75 to $1.90 per share. The company has posted to its website a summary of factors it considers to be principal drivers and adjustments used in arriving at earnings guidance. The summary is located under Supplemental Materials within the Investors section of the company website at www.WestarEnergy.com.

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Conference Call and Additional Company Information

Westar Energy management will host a conference call Friday, Nov. 4 with the investment community at 10:00 a.m. ET (9:00 a.m. CT). Investors, media and the public may listen to the conference call by dialing 866-356-3093, participant code 64274311. A webcast of the live conference call will be available at www.WestarEnergy.com.

Members of the media are invited to listen to the conference call and then contact Gina Penzig with any follow-up questions.

This earnings announcement, a package of detailed third quarter 2011 financial information, the company’s quarterly report on Form 10-Q for the period ended Sept. 30, 2011 and other filings the company has made with the Securities and Exchange Commission are available on the company’s website at www.WestarEnergy.com.

Westar Energy, Inc. (NYSE: WR) is the largest electric utility in Kansas, providing electric service to about 687,000 customers in the state. Westar Energy has about 7,100 megawatts of electric generating resources and operates and coordinates more than 34,000 miles of electric distribution and transmission lines.

For more information about Westar Energy, visit us on the Internet at http://www.WestarEnergy.com.

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although Westar Energy believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as (1) those discussed in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2010 (a) under the heading, “Forward-Looking Statements,” (b) in ITEM 1. Business, (c) in ITEM 1A. Risk Factors, (d) in ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (e) in ITEM 8. Financial Statements and Supplementary Data: Notes 13 and 15; (2) those discussed in the company’s Quarterly Report on Form 10-Q filed Nov. 3, 2011 (a) in ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (b) in Part 1, Financial Information, ITEM 1. Financial Statements: Notes 8 and 9; and (3) other factors discussed in the company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.

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Attachment 1

WESTAR ENERGY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	Change	2011	2010	Change
Retail	$529,582	$502,325	$27,257	$1,286,978	$1,206,261	$80,717
Wholesale	101,086	94,117	6,969	257,195	255,865	1,330
Transmission	39,075	35,554	3,521	115,411	108,497	6,914
Other	8,409	12,441	(4,032)	25,179	28,825	(3,646)

Total Revenues	678,152	$644,437	33,715	1,684,763	1,599,448	85,315
Fuel and purchased power	199,540	187,877	11,663	486,697	458,793	27,904
Operating and maintenance	137,823	126,602	11,221	412,429	369,584	42,845
Depreciation and amortization	72,202	67,918	4,284	213,551	201,955	11,596
Selling, general and administrative	27,499	50,418	(22,919)	132,233	144,499	(12,266)

Total Operating Expenses	437,064	432,815	4,249	1,244,910	1,174,831	70,079

Income from Operations	241,088	211,622	29,466	439,853	424,617	15,236
Other income (expense)	848	(1)	849	514	(3,901)	4,415
Interest expense	43,844	43,956	(112)	130,681	131,862	(1,181)
Income tax expense	61,700	51,802	9,898	94,812	86,780	8,032

Net Income	136,392	115,863	20,529	214,874	202,074	12,800
Less: Net income attributable to noncontrolling interests	1,442	1,119	323	4,212	3,338	874

Net income attributable to Westar Energy	134,950	114,744	20,206	210,662	198,736	11,926
Preferred dividends	242	242	—	727	727	—

Net Income Attributable to Common Stock	$134,708	$114,502	$20,206	$209,935	$198,009	$11,926

Earnings per common share, basic	$1.15	$1.02	$0.13	$1.82	$1.77	$0.05

Average equivalent common shares outstanding	116,807	111,707	5,100	115,209	111,387	3,822
Dividend declared per share	$0.32	$0.31	$0.01	$0.96	$0.93	$0.03